Exhibit 99.1

CrowdStrike Reports Fiscal Second Quarter 2020 Financial Results

•	Total revenue of $108.1 million, grew 94% year-over-year
•	Subscription revenue of $97.6 million, grew 98% year-over-year
•	ARR of $423.8 million, grew 104% year-over-year

SUNNYVALE, Calif., September 5, 2019 -- CrowdStrike Holdings, Inc., (Nasdaq: CRWD), a leader in cloud-delivered endpoint protection, today announced financial results for the second quarter of its fiscal 2020, ended July 31, 2019.

“We delivered a strong second quarter with rapid subscription revenue growth and record net new ARR generated in the quarter,” said George Kurtz, CrowdStrike’s co-founder and chief executive officer. “Customer growth accelerated as an increasing number of organizations recognize the power of CrowdStrike’s cloud-native Falcon platform to effectively stop breaches and simplify their security stack with our single-agent architecture. We secured a record number of net new subscription customers in the quarter. In addition, as of July 31, 2019, 50% of our subscription customers had adopted four or more cloud modules, underscoring the continued success of our platform strategy.”

Second Quarter Fiscal 2020 Financial Highlights

•

Revenue: Total revenue was $108.1 million, a 94% increase, compared to $55.7 million in the second quarter of fiscal 2019. Subscription revenue was $97.6 million, a 98% increase, compared to $49.2 million in the second quarter of fiscal 2019.

•	Annual Recurring Revenue (ARR) increased 104% year-over-year and grew to $423.8 million as of July 31, 2019, of which $59.2 million was net new ARR added in the quarter.

•

Subscription Gross Margin: GAAP subscription gross margin was 74%, compared to 70% in the second quarter of fiscal 2019. Non-GAAP subscription gross margin was 76%, compared to 71% in the second quarter of fiscal 2019.

•

Loss from Operations: GAAP loss from operations was $50.6 million, compared to $30.4 million in the second quarter of fiscal 2019. Non-GAAP loss from operations was $20.6 million, compared to $28.0 million in the second quarter of fiscal 2019.

•

Net Loss: GAAP net loss was $51.9 million, compared to $32.9 million in the second quarter of fiscal 2019. GAAP net loss per share was $0.40, compared to $0.75 in the second quarter of fiscal 2019. Non-GAAP net loss was $23.1 million, compared to $30.4 million in the second quarter of fiscal 2019. Non-GAAP net loss per share was $0.18, compared to $0.69 in the second quarter of fiscal 2019.

•

Cash Flow: Net cash used in operations was $6.2 million, compared to a use of $28.7 million in the second quarter of fiscal 2019. Free cash flow was negative $29.2 million, compared to negative $35.7 million in the second quarter of fiscal 2019.

•	Cash, cash equivalents and marketable securities were $826.8 million as of July 31, 2019.

Recent Highlights

•	Added a record 730 net new subscription customers in the quarter for a total of 3,789 subscription customers as of July 31, 2019.

•	50% of CrowdStrike’s subscription customers have adopted four or more cloud modules as of July 31, 2019.

•	CrowdStrike positioned as a Leader in the Magic Quadrant for Endpoint Protection Platforms by Gartner, Inc.

•	Launched Falcon Fund, an early stage investment fund started by CrowdStrike in partnership with Accel.

•

Introduced CrowdScore, which leverages cloud-based analytics and AI to enable executives to instantly see the real-time threat level their organizations are facing, allowing customers to quickly mobilize resources to respond.

Financial Outlook

CrowdStrike is providing the following guidance for the third quarter of fiscal 2020 (ending October 31, 2019) and is raising its guidance for fiscal year 2020 (ending January 31, 2020):

	Q3 FY20	Full Year FY20
	Guidance	Guidance
Total revenue	$117.1 - $119.5 million	$445.4 - $451.8 million
Non-GAAP loss from operations	$(27.7) - $(26.1) million	$(97.9) - $(93.5) million
Non-GAAP net loss	$(24.8) - $(23.2) million	$(95.3) - $(90.8) million
Non-GAAP net loss per share, basic and diluted	$(0.12) - $(0.11)	$(0.65) - $(0.62)
Weighted average shares used in computing Non-GAAP net loss per share attributable to common stockholders, basic and diluted	204.1 million	147.3 million

These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation expense and amortization expense of acquired intangible assets. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for non-GAAP loss from operations, non-GAAP net loss, and non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information

CrowdStrike will host a conference call for analysts and investors to discuss its earnings results for the second quarter of fiscal 2020 and outlook for its fiscal third quarter and year 2020 today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). A recorded webcast of the event will also be available for one year on the CrowdStrike Investor Relations website ir.crowdstrike.com.

Date:Thursday, September 5, 2019

Time:2:00 p.m. Pacific time / 5:00 p.m. Eastern time

Dial-in number:800-525-5356 or 409-937-8967, conference ID: 7382028

Webcast:ir.crowdstrike.com

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our future financial and operating performance, including our financial outlook for the fiscal third quarter and year 2020. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the risk of defects, errors, or vulnerabilities; our ability to attract new and retain existing customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscriptions and support; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; and general market, political, economic, and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission (“SEC”), including our prospectus filed with the SEC pursuant to Rule 424(b), dated June 11, 2019, copies of which are available on our website at ir.crowdstrike.com and on the SEC’s website at www.sec.gov.

You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information

We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Explanation of Non-GAAP Financial Measures" section of this press release.

About CrowdStrike Holdings

CrowdStrike provides cloud-delivered endpoint protection. Leveraging artificial intelligence (AI), the CrowdStrike Falcon platform protects customers against cyberattacks on endpoints on or off the network by offering visibility and protection across the enterprise.

2019 CrowdStrike, Inc. All rights reserved. CrowdStrike® and CrowdStrike Falcon are among the trademarks of CrowdStrike, Inc.

Investor Relations Contact

CrowdStrike Holdings, Inc.
Maria Riley, Senior Director of Investor Relations
investors@crowdstrike.com
669-721-0742

Press Contact

CrowdStrike Holdings, Inc.
Ilina Cashiola, Director of Public Relations
ilina.cashiola@crowdstrike.com
202-340-0517

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CROWDSTRIKE HOLDINGS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Revenue
Subscription	$97,575	$49,161	$183,566	$88,919
Professional services	10,533	6,540	20,619	14,071
Total revenue	108,108	55,701	204,185	102,990

Cost of revenue
Subscription (1)	24,946	14,604	48,637	29,775
Professional services (1)	6,636	3,971	12,219	8,194
Total cost of revenue	31,582	18,575	60,856	37,969

Gross profit	76,526	37,126	143,329	65,021

Operating expenses
Sales and marketing (1)	65,274	40,113	122,117	76,730
Research and development (1)	31,630	18,963	55,505	36,578
General and administrative (1)	30,261	8,477	42,122	15,254
Total operating expenses	127,165	67,553	219,744	128,562

Loss from operations	(50,639)	(30,427)	(76,415)	(63,541)
Interest expense	(164)	(236)	(165)	(428)
Other expense, net	(451)	(1,852)	(56)	(2,042)

Loss before provision for income taxes	(51,254)	(32,515)	(76,636)	(66,011)

Provision for income taxes	(635)	(362)	(1,230)	(483)

Net loss	$(51,889)	$(32,877)	$(77,866)	$(66,494)

Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.40)	$(0.75)	$(0.87)	$(1.52)

Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	130,091	44,105	89,335	43,864

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
	(in thousands)		(in thousands)

Subscription cost of revenue	$1,233	$88	$1,498	$151
Professional services cost of revenue	644	57	747	103
Sales and marketing	6,638	1,031	8,156	1,804
Research and development	4,976	539	5,657	987
General and administrative	16,368	509	17,553	898
Total stock-based compensation expense	$29,859	$2,224	$33,611	$3,943

CROWDSTRIKE HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	July 31,	January 31,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$732,808	$88,408
Marketable securities	94,003	103,247
Accounts receivable, net	115,256	92,476
Deferred contract acquisition costs, current	34,017	28,847
Prepaid expenses and other current assets	29,348	18,410
Total current assets	1,005,432	331,388
Property and equipment, net	107,989	73,735
Deferred contract acquisition costs, noncurrent	41,766	9,918
Goodwill	7,780	7,947
Intangible assets, net	738	1,048
Other assets	7,881	9,183
Total assets	$1,171,586	$433,219
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,126	$6,855
Accrued expenses	32,568	32,541
Accrued payroll and benefits	20,057	19,284
Deferred revenue	279,951	218,700
Other current liabilities	8,079	4,040
Total current liabilities	341,781	281,420
Deferred revenue, noncurrent	89,811	71,367
Other liabilities, noncurrent	11,897	10,313
Total liabilities	443,489	363,100
Commitments and contingencies
Redeemable Convertible Preferred Stock
Redeemable convertible preferred stock	—	557,912
Stockholders’ Equity (Deficit)
Preferred stock	—	—
Common stock	—	24
Common stock, Class A and Class B	103	—
Additional paid-in capital	1,302,098	31,211
Accumulated deficit	(573,574)	(519,126)
Accumulated other comprehensive income (loss)	(530)	98
Total stockholders’ equity (deficit)	728,097	(487,793)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$1,171,586	$433,219

CROWDSTRIKE HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended July 31,
	2019	2018
Operating activities
Net loss	$(77,866)	$(66,494)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,193	6,424
Amortization of intangible assets	285	373
Amortization of deferred contract acquisition costs	15,076	11,991
Change in fair value of redeemable convertible preferred stock warrant liability	6,022	2,055
Allowance for doubtful accounts	22	203
Stock-based compensation expense	33,611	3,943
Accretion of marketable securities purchased at a discount	(960)	(169)
Non-cash interest expense	163	187
Changes in operating assets and liabilities
Accounts receivable	(22,802)	2,116
Deferred contract acquisition costs	(27,788)	(14,298)
Prepaid expenses and other assets	(12,505)	(91)
Accounts payable	(5,897)	(7,703)
Accrued expenses and other current liabilities	(2,095)	(9,058)
Accrued payroll and benefits	773	(1,647)
Deferred revenue	79,362	37,246
Other liabilities, noncurrent	(393)	(215)
Net cash used in operating activities	(4,799)	(35,137)
Investing activities
Purchases of property and equipment	(37,159)	(14,068)
Capitalized internal-use software	(3,310)	(3,201)
Purchases of marketable securities	(117,572)	(80,204)
Proceeds from sales of marketable securities	4,473	—
Maturities of marketable securities	123,314	2,600
Net cash used in investing activities	(30,254)	(94,873)
Financing activities
Proceeds from the issuance of common stock upon initial public offering, net of underwriting discounts	665,092	—
Proceeds from the issuance of redeemable convertible preferred stock, net of issuance costs	—	199,896
Repayment of loan payable	—	(6,158)
Proceeds from revolving line of credit	—	10,000
Repayment of revolving line of credit	—	(20,000)
Repayment of notes receivable from related parties	—	198
Payments of indemnity holdback	—	(500)
Repurchase of stock options	—	(2,330)
Payments of deferred offering costs	(4,080)	—
Proceeds from issuance of common stock upon exercise of stock options	8,526	1,514
Proceeds from the issuance of common stock upon exercise of early exercisable stock options	10,264	—
Net cash provided by financing activities	679,802	182,620

Effect of foreign exchange rates on cash and cash equivalents	(349)	(255)

Net increase in cash and cash equivalents	644,400	52,355

Cash and cash equivalents, beginning of period	88,408	63,179
Cash and cash equivalents, end of period	$732,808	$115,534

CROWDSTRIKE HOLDINGS, INC.

Non-GAAP Financial Measures with Reconciliation to GAAP

(in thousands)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
	(in thousands)		(in thousands)

GAAP subscription revenue	$97,575	$49,161	$183,566	$88,919

GAAP subscription gross profit	$72,629	$34,557	$134,929	$59,144
Add: Stock-based compensation expense	1,233	88	1,498	151
Add: Amortization of acquired intangible assets	97	106	201	202
Non-GAAP subscription gross profit	$73,959	$34,751	$136,628	$59,497

GAAP subscription gross margin	74%	70%	74%	67%

Non-GAAP subscription gross margin	76%	71%	74%	67%

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
	(in thousands)		(in thousands)

GAAP total revenue	$108,108	$55,701	$204,185	$102,990

GAAP loss from operations	$(50,639)	$(30,427)	$(76,415)	$(63,541)
Add: Stock-based compensation expense	29,859	2,224	33,611	3,943
Add: Amortization of acquired intangible assets	139	207	285	373
Non-GAAP loss from operations	$(20,641)	$(27,996)	$(42,519)	$(59,225)

GAAP operating margin	(47)%	(55)%	(37)%	(62)%

Non-GAAP operating margin	(19)%	(50)%	(21)%	(58)%

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
	(in thousands)		(in thousands)

GAAP net loss	$(51,889)	$(32,877)	$(77,866)	$(66,494)

Add: Stock-based compensation expense	29,859	2,224	33,611	3,943
Add: Amortization of acquired intangible assets	139	207	285	373
Less: Gain on settlement of lawsuit	(1,250)	—	(1,250)	—

Non-GAAP net loss	$(23,141)	$(30,446)	$(45,220)	$(62,178)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	130,091	44,105	89,335	43,864

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.40)	$(0.75)	$(0.87)	$(1.52)

Non- GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.18)	$(0.69)	$(0.51)	$(1.42)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
	(in thousands)		(in thousands)

GAAP total revenue	$108,108	$55,701	$204,185	$102,990

GAAP net cash used in operating activities	(6,214)	(28,744)	(4,799)	(35,137)
Less: Purchases of property and equipment	(21,618)	(5,419)	(37,159)	(14,068)
Less: Capitalized internal-use software	(1,326)	(1,494)	(3,310)	(3,201)
Free cash flow	$(29,158)	$(35,657)	$(45,268)	$(52,406)

GAAP net cash used in investing activities	$(34,392)	$(87,117)	$(30,254)	$(94,873)
GAAP net cash provided by financing activities	$680,684	$182,171	$679,802	$182,620

GAAP net cash used in operating activities as a percentage of revenue	(6)%	(52)%	(2)%	(34)%
Less: Purchases of property and equipment as a percentage of revenue	(20)%	(10)%	(18)%	(14)%
Less: Capitalized internal-use software as a percentage of revenue	(1)%	(3)%	(2)%	(3)%
Free cash flow margin	(27)%	(64)%	(22)%	(51)%

CROWDSTRIKE HOLDINGS, INC.

Statements of Operations: GAAP to Non-GAAP Reconciliations

(in thousands)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
	(in thousands)		(in thousands)

GAAP cost of revenue	$31,582	$18,575	$60,856	$37,969
Less:
Stock based compensation expense	1,877	145	2,245	254
Amortization of acquired intangible assets	97	106	201	202
Non-GAAP cost of revenue	$29,608	$18,324	$58,410	$37,513

GAAP subscription gross profit	$72,629	$34,557	$134,929	$59,144
Add:
Stock based compensation expense	1,233	88	1,498	151
Amortization of acquired intangible assets	97	106	201	202
Non-GAAP subscription gross profit	$73,959	$34,751	$136,628	$59,497

GAAP professional services gross profit	$3,897	$2,569	$8,400	$5,877
Add:
Stock based compensation expense	644	57	747	103
Non-GAAP professional services gross profit	$4,541	$2,626	$9,147	$5,980

GAAP Sales and marketing operating expenses	$65,274	$40,113	$122,117	$76,730
Less:
Stock based compensation expense	6,638	1,031	8,156	1,804
Amortization of acquired intangible assets	32	62	63	79
Non-GAAP sales and marketing operating expenses	$58,604	$39,020	$113,898	$74,847

GAAP research and development operating expenses	$31,630	$18,963	$55,505	$36,578
Less:
Stock based compensation expense	4,976	539	5,657	987
Amortization of acquired intangible assets	10	39	21	92
Non-GAAP research and development operating expenses	$26,644	$18,385	$49,827	$35,499

GAAP general and administrative operating expenses	$30,261	$8,477	$42,122	$15,254
Less:
Stock based compensation expense	16,368	509	17,553	898
Non-GAAP general and administrative operating expenses	$13,893	$7,968	$24,569	$14,356

GAAP loss from operations	$(50,639)	$(30,427)	$(76,415)	$(63,541)
Add:
Stock based compensation expense	29,859	2,224	33,611	3,943
Amortization of acquired intangible assets	139	207	285	373
Non-GAAP loss from operations	$(20,641)	$(27,996)	$(42,519)	$(59,225)

GAAP net loss	$(51,889)	$(32,877)	$(77,866)	$(66,494)
Add:
Stock based compensation expense	29,859	2,224	33,611	3,943
Amortization of acquired intangible assets	139	207	285	373
Less:
Gain on settlement of lawsuit	1,250	—	1,250	—
Non-GAAP net loss	$(23,141)	$(30,446)	$(45,220)	$(62,178)

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Explanation of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.  In addition, the utility of free cash flow as a measure of our financial performance and liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Non-GAAP Subscription Gross Profit and Non-GAAP Subscription Gross Margin

We define non-GAAP subscription gross profit and non-GAAP subscription gross margin as GAAP subscription gross profit and GAAP subscription gross margin, respectively, excluding stock-based compensation expense and amortization of acquired intangible assets. We believe non-GAAP subscription gross profit and non-GAAP subscription gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these measures eliminate the effects of certain variables unrelated to our overall operating performance.

Non-GAAP Loss from Operations

We define non-GAAP loss from operations as GAAP loss from operations excluding stock-based compensation expense, amortization of acquired intangible assets, and acquisition-related expenses. We believe non-GAAP loss from operations provides our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as this metric generally eliminates the effects of certain variables unrelated to our overall operating performance.

Non-GAAP Net Loss per Share Attributable to Common Stockholders, Basic and Diluted

We define non-GAAP net loss per share attributable to common stockholders, as non-GAAP net loss divided by the weighted-average shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period.  We may periodically incur charges or receive payments in connection with litigation settlements. We exclude these charges and payments received from non-GAAP net loss when associated with a significant settlement because we do not believe they are reflective of ongoing business and operating results.

Free Cash Flow

Free cash flow is a non-GAAP financial measure that we define as net cash used in operating activities less purchases of property and equipment, capitalized internal-use software, acquisition of intangible assets, and cash used for business combinations.  We monitor free cash flow as one measure of our overall business performance, which enables us to analyze our future performance without the effects of non-cash items and allow us to better understand the cash needs of our business. While we believe that free cash flow is useful in evaluating our business, free cash flow is a non-GAAP financial measure that has limitations as an analytical tool, and free cash flow should not be considered as an alternative to, or substitute for, net cash used in operating activities in accordance with GAAP. The utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for any given period. In addition, other companies, including companies in our industry, may calculate free cash flow differently or not at all, which reduces the usefulness of free cash flow as a tool for comparison.

Explanation of Operational Measures

Annual Recurring Revenue

ARR is calculated as the annualized value of our customer subscription contracts as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms. To the extent that we are negotiating a renewal with a customer after the expiration of the subscription, we continue to include that revenue in ARR if we are actively in discussion with such an organization for a new subscription or renewal, or until such organization notifies us that it is not renewing its subscription.

Magic Number

Magic Number is calculated by performing the following calculation for the most recent four quarters and taking the average: annualizing the difference between a quarter’s Subscription Revenue and the prior quarter’s Subscription Revenue, and then dividing the resulting number by the previous quarter’s Non-GAAP Sales & Marketing Expense. Magic Number = Average of previous four quarters: ((Quarter Subscription Revenue – Prior Quarter Subscription Revenue) x 4) / Prior Quarter Non-GAAP Sales & Marketing Expense.